  Exhibit 99.3

Risk Factors.

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Report and in our other reports filed with the SEC, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our Common Stock could decline and you may lose all or part of your investment. See “Cautionary Note Regarding Forward–Looking Statements” under Item 2.02 of this Current Report on Form 8-K for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

Risks Related to our Chapter 11 Filing

We face significant challenges in connection with our Chapter 11 Filing.

We and certain of our subsidiaries, which we refer to as Debtors, filed for protection under Chapter 11 of the Bankruptcy Code on April 14, 2017. During our Chapter 11 proceedings, our operations, including our ability to execute our business plan, are subject to the risks and uncertainties associated with bankruptcy. Risks and uncertainties associated with our Chapter 11 proceedings include the following:

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Our ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time;

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Our ability to develop, prosecute, confirm and consummate a plan of reorganization with respect to the Chapter 11 proceedings;

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Actions and decisions of our creditors and other third parties with interests in our Chapter 11 proceedings may be inconsistent with our plans;

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The high costs of a Chapter 11 bankruptcy proceeding and related fees;

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Our ability to maintain contracts that are critical to our operations;

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Our ability to maintain our relationships with our suppliers, service providers, customers, employees, and other third parties.

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Our ability to retain management and other key individuals; and

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Risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for us to propose and confirm a plan of reorganization, to appoint a Chapter 11 trustee or to convert the case to a Chapter 7 case.

These risks and uncertainties could affect our business and operations in various ways. For example, negative events or publicity associated with our Chapter 11 proceedings could adversely affect our operations and financial condition, particularly if the Chapter 11 proceedings are protracted. Also, transactions outside the ordinary course of business are subject to the prior approval of the Bankruptcy Court, which may limit our ability to respond timely to certain events or take advantage of certain opportunities.

Because of the risks and uncertainties associated with our Chapter 11 proceedings, the ultimate impact of events that occur during these proceedings will have on our business, financial condition and results of operations cannot be accurately predicted or quantified, and there is substantial doubt about our ability to continue as a going concern. We cannot provide any assurance as to what values, if any, will be ascribed in our bankruptcy proceedings to our various pre-petition liabilities, common stock and other securities. As a result of Chapter 11 proceedings, our currently outstanding common stock could have no value and may be canceled under any plan of reorganization we might propose and, therefore, we believe that the value of our various pre-petition liabilities and other securities is highly speculative. Accordingly, caution should be exercised with respect to existing and future investments in any of these liabilities or securities.

We may not be able to obtain confirmation of a Chapter 11 plan of liquidation.

To emerge successfully from Bankruptcy Court protection, we must meet certain statutory requirements related to the adequacy of disclosure with respect to a Chapter 11 plan of liquidation, solicit and obtain the requisite acceptances of such a liquidation plan and fulfill other statutory conditions for confirmation of such a plan.

Creditors may vote in favor of our Plan, and certain parties in interest may file objections to the Plan in an effort to persuade the Bankruptcy Court that we have not satisfied the confirmation requirements under Section 1129 of the Bankruptcy Code. Even if no objections are filed and the requisite acceptances of our Plan are received from creditors entitled to vote on the Plan, the Bankruptcy Court, which can exercise substantial discretion, may not confirm the Plan. The precise requirements and evidentiary showing for confirming a plan, notwithstanding its rejection by one or more impaired classes of claims or equity interests, depends upon a number of factors including, without limitation, the status and seniority of the claims or equity interests in the rejecting class (i.e., secured claims or unsecured claims, subordinated or senior claims, or equity interests).

If the Plan is not confirmed by the Bankruptcy Court, it is unclear whether we would be able to orderly liquidate our business and what, if anything, holders of claims against us would ultimately receive with respect to their claims.

We have substantial liquidity needs and may not be able to obtain sufficient liquidity to confirm a plan of liquidation and exit bankruptcy.

Our continued business and operations remains capital intensive. In addition to the cash requirements necessary to fund ongoing operations, we have incurred significant professional fees and other costs in connection with our Chapter 11 proceedings and expect that we will continue to incur significant professional fees and costs throughout our Chapter 11 proceedings. Our current liquidity is not sufficient to allow us to satisfy our obligations related to the Chapter 11 proceedings, allow us to proceed with the confirmation of a Chapter 11 plan of reorganization and allow us to emerge from bankruptcy. We can provide no assurance that we will be able to secure additional interim financing or exit financing sufficient to meet our liquidity needs on acceptable terms or at all.

In certain instances, a Chapter 11 case may be converted to a case under Chapter 7 of the Bankruptcy Code.

Upon a showing of cause, the Bankruptcy Court may convert our Chapter 11 case to a case under Chapter 7 of the Bankruptcy Code. In such event, a Chapter 7 trustee would be appointed or elected to liquidate our assets for distribution in accordance with the priorities established by the Bankruptcy Code. We believe that liquidation under Chapter 7 would result in significantly smaller distributions being made to our creditors than those provided for in our intended Plan because of (i) the likelihood that the assets would have to be sold or otherwise disposed of in a distressed fashion over a short period of time rather than in a controlled manner and as a going concern, (ii) additional administrative expenses involved in the appointment of a Chapter 7 trustee, and (iii) additional expenses and claims, some of which would be entitled to priority, that would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of operations.

Our financial results may be volatile and may not reflect historical trends.

During the Chapter 11 proceedings, we expect our financial results to continue to be volatile as asset impairments, asset dispositions, restructuring activities and expenses, contract terminations and rejections, and claims assessments may significantly impact our consolidated financial statements. As a result, our historical financial performance is likely not indicative of our financial performance after the date of the bankruptcy filing.

In addition, if we emerge from contemplated Chapter 11, the amounts reported in subsequent consolidated financial statements may change materially relative to historical consolidated financial statements, including as a result of revisions to our operating plans pursuant to a plan of liquidation. We also may be required to adopt fresh start accounting, in which case our assets and liabilities will be recorded at fair value as of the fresh start reporting date, which may differ materially from the recorded values of assets and liabilities on our consolidated balance sheets. Our financial results after the application of fresh start accounting also may be different from historical trends.

The implementation of our contemplated Chapter 11 Plan may limit or reduce, and transfers and issuances of our equity otherwise may impair our ability to utilize our federal income tax net operating loss carryforwards and depreciation, depletion and amortization deductions in future years.

Under federal income tax law, a corporation is generally permitted to deduct from taxable income net operating losses carried forward from prior years. After giving effect to the reduction in the net operating loss carryforwards due to the change in ownership,  the Company has net operating loss carryforwards of approximately $1.3 million as of December 31, 2016. Our ability to utilize our net operating loss carryforwards to offset future taxable income and to reduce federal income tax liability is subject to certain requirements and restrictions. Under our contemplated Chapter 11 plan, as a result of excluding cancellation of debt income and being required to reduce certain tax attributes, including our net operating losses and our tax basis in our assets, we anticipate that our ability to carry forward our existing net operating losses will be significantly reduced or eliminated, regardless of whether Section 382 applies.  In addition if we experience an “ownership change,” as defined in Section 382, then our ability to otherwise use our current or future net operating loss carryforwards and amortizable tax basis in our properties, in each case prior to such ownership change, may be substantially limited, which could have a negative impact on our financial position and results of operations. Generally, there is an “ownership change” under Section 382 if one or more stockholders owning 5% or more of a corporation’s common stock have aggregate increases in their ownership of such stock of more than 50 percentage points over the prior three-year period. Absent an applicable exception, if a corporation undergoes an “ownership change,” the amount of its net operating losses that may be utilized to offset future taxable income generally is subject to an annual limitation. Further, future deductions for depreciation, depletion and amortization could be limited if the fair value of our assets is determined to be less than the tax basis.

Risks Related to our Business and Industry

We may encounter numerous difficulties frequently encountered by companies in the early stage of operations.

We consider our business to be in the early stage of operations. Existing and potential investors must consider the risks and difficulties frequently encountered by early-stage companies. Historically, there has been a high failure rate among early-stage companies. Our future performance will depend upon a number of factors, including our ability to:

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raise additional capital as needed for current operations, capital expenditures, and business development;

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generate revenues and implement our business plan and growth strategy;

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attract visitors to our website and increase user engagement;

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increase and retain membership in the AGA;

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provide content, products and services that are relevant and meaningful to our users and AGA members;

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successfully implement our agreements with Aetna and other strategic relationships;

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attract and retain other marketing and commercial sponsors;

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design, develop and maintain technology infrastructure that can effectively sustain significant website usage;

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minimize disruptions in our service and avoid breaches of security and privacy;

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maintain regulatory compliance on federal, state and local levels;

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successfully counter and respond to actions by our competitors;

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maintain adequate control of our expenses;

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attract, retain and motivate qualified personnel; and

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generate sufficient working capital through our operations or through issuance of additional debt or equity financing, and to continue as a going concern.

We cannot assure investors that we will successfully address any of these factors, or any other risks or difficulties, including those described in this Report, and our failure to do so could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We will need additional debt or equity financing in the future.

Additional financing may not be available to us or, if available, such financing may not be on terms acceptable to us. If we obtain additional financing through the issuance of equity or debt securities, it may be significantly dilutive to our existing stockholders and such additional equity or debt securities may have rights, preferences or privileges senior to those of our existing securities. In addition, our ability to issue equity or debt securities or to service any debt may also be limited by our inability to generate consistent cash flow. If additional financing is not available on acceptable terms, we may not be able to fund our on-going operations or any future expansion of our business or respond effectively to competitive pressures. The inability to raise additional capital in the future may force us to curtail future business opportunities or cease operations entirely.

We may continue to incur substantial losses and negative operating cash flows and may not achieve or maintain positive cash flow or profitability in the future.

We have incurred significant losses and negative operating cash flow from inception and may continue to incur significant losses and negative operating cash flow into the foreseeable future. For 2016, we had a net loss of approximately $9.0 million and used approximately $5.8 million, net, in cash for operating activities. In order to reach our business growth objectives, we expect to incur significant additional expenses for sales, marketing, website development and other operating and capital costs. We may not be successful in generating and increasing our revenues and we may never achieve or maintain positive cash flow or profitability. The uncertainties regarding the commencement of adequate commercial revenues raise substantial doubt about our ability to continue as a going concern.

We have a limited operating history and, therefore, we cannot accurately project our future revenues and operating expenses.

Due to our limited operating history, we cannot accurately project future revenues. Our business, operating results and financial condition will be materially and adversely affected if revenues do not meet our projections, which would cause net losses in a particular fiscal period to be greater than expected. With such a limited operating history, our past results do not provide a meaningful basis for us to project our revenues or operating results. Our business should be considered in light of the risks, expenses and difficulties that we have encountered to date and that we expect to continue to encounter.

Fluctuations in our financial results may occur as the result of various factors beyond our control.

Management expects that financial results will vary significantly from period to period due to a number of factors. Our financial position may impair our ability to develop our business model. Our ability to attract the funding necessary to implement our business model, develop cost-efficient operations, and market and sell our products and services are critical to our future success. Our ability to accomplish these objectives is likely to be significantly impaired if the financial markets are in turmoil, or if prospective lenders, investors or partners become uncomfortable with our prospects for survival given our weak financial condition, volatile markets or adverse events in business operations. Our limited ability to generate cash through our operations may be insufficient to fully fund our growth. The costs for business and product development may significantly impact our overall financial strength. These factors can negatively impact our ability to finance the performance of our business operations and to attract additional funding.

We may have difficulty increasing our revenue.

We have not generated meaningful revenues to date and we cannot assure that we will be able to significantly increase our revenues. To date, we have generated revenue principally from commissions, royalties, endorsements, and advertisements on our website. Although we intend to generate revenue from other sources, we have not yet generated significant revenue from any sources and there can be no guarantee that we will be able to do so. A significant portion of our revenue is derived from one source so a significant reduction in revenue from this source could have a materially adverse effect on our results of operations. Our ability to increase our revenue depends on a variety of factors, many of which are described in this Report. While we expect to increase our revenue, there can be no assurance that such increase will occur. If our revenue decreases, does not increase, or does not keep pace with our operating expenses, our business, results of operations and financial condition could be materially adversely affected.

To date, a substantial portion of our revenue has been generated from advertising and any loss of, or reduction in spending by, advertisers could adversely affect our business.

A substantial portion of our revenues to date derive from advertisers on our website. We do not typically enter into long-term arrangements with advertisers and, accordingly, advertisers may from time to time choose to discontinue, reduce the amount they spend on, or reduce the prices they are willing to pay for advertising on our website. Advertisers may choose to do so if they do not believe our website is effective in reaching their target market or if they believe advertising through other means will generate a better return. Likewise, advertising revenue may be affected by the number of users of our website, the level of user engagement with our website, website design changes we may make that change how and the extent to which we make advertisements available to our users, reductions in advertising budgets, advertising price changes and general economic conditions, and conditions in the advertising industry in general. A decrease in advertising revenue could adversely affect our operating results.

We will need to increase visitor traffic to our website and attract and retain members to the AGA in order to be successful.

We believe increasing our website traffic and attracting and retaining members to the AGA are important to our success. Specifically, increased website traffic will allow us to generate additional revenue from advertisements. In addition, we hope new visitors to our website will join the AGA. We believe having a substantial membership base in the AGA will make us more attractive to third parties and better position us to enter into arrangements with these third parties on terms more favorable to us. Increasing web traffic and attracting and retaining members in the AGA are dependent on our ability to provide content, features and products that are useful, reliable and trustworthy, and the ability of these third parties to present worthwhile products and services at favorable rates to the AGA membership. If AGA members do not perceive our website and the services and products offered through it as useful, reliable and trustworthy, we may not be able to attract and retain members or members may reduce their engagement with our website. If we are unable to increase web traffic and attract and retain AGA members, we may not be able to attract marketing and commercial sponsors or advertisers. Accordingly, our ability to generate revenue and our operating results will be adversely affected.

Our success will be dependent upon our ability to attract and retain marketing and commercial sponsors.

We must attract, retain and enter agreements with third parties that result in revenue generation for the Company. As mentioned above, we expect revenue to be derived, in part, from products and services offered from the AGA and from royalties earned by licensing our name and other intellectual property to third parties who we endorse or recommend. If third parties do not find our website or endorsements effective or do not believe that utilizing our website or obtaining our endorsement provides them with increases in customers, revenue or profit, they may not make, or continue to make, their products and services available on our website or seek our endorsement or recommendation. Although we have entered into agreements with Aetna pursuant to which we have received de minimis revenue, we have not yet entered into any significant revenue generating agreements with any other third parties, and there can be no assurance that we will be able to so. We are dependent on Aetna as the exclusive provider of Medicare plans to AGA members and the payment of royalties to us, so the reduction or loss of this relationship could have a material adverse effect on our results of operations. If we are unable to attract, retain and enter into revenue generating agreements with third parties in numbers sufficient to grow our business, our operating results will be adversely affected.

Our growth depends in part on the success of our strategic relationships with third parties.

We depend on relationships with various third parties, including marketing and commercial sponsors, content providers, and technology providers to grow our business. Identifying, negotiating and maintaining strategic relationships with third parties requires significant time and resources. In addition, these third parties may not perform as expected under our agreements with them and we may in the future have disagreements or disputes with these parties, which could negatively affect our brand and reputation. It is possible that these third parties may not be able to devote the resources we expect to the relationship or they may terminate their relationships with us. If we are unsuccessful in establishing or maintaining our relationships with third parties, our ability to compete in the marketplace or to grow our business could be impaired, and our operating results would suffer. Even if we are successful, these relationships may not result in improved operating results.

Market price and acceptance of third-party products and services including benefit providers are price dependent.

We expect to derive commissions and royalties from third parties who offer their products and services to AGA members. Accordingly, such commissions and royalties are dependent on prices charged by these third parties, some of which may be priced too high for market acceptance. Certain products and services, including insurance and financial services, are cyclical in nature and may vary widely based on market conditions so our revenues and profitability can be volatile or remain depressed for significant periods of time.

The total number of registered users of Grandparents.com is substantially higher than the number of registered users we consider active.

The total number of registered users of Grandparents.com is substantially higher than the number of AGA registered users we consider active. A significant portion of our customers registered via co-registration arrangements and therefore have not remained active while other members may have changed email accounts, passed away or become incapacitated, and others may have registered under fictitious names or created fraudulent accounts or created duplicate accounts. Accordingly we may have significantly fewer active users than registered users.

Many individuals use mobile devices to access online services. If users of these devices do not widely adopt solutions we develop for these devices, our business could be adversely affected.

Usage of mobile devices such as smart phones, handheld tablets and mobile telephones, as opposed to personal computers, to access online services has substantially increased in the past few years and is expected to continue to increase. Although a portion of our website visitors and AGA members access our website from personal computers, a significant number access our online services on mobile devices. We anticipate that the rate of growth in mobile usage will continue to grow. Advertising is a source of revenue for us and the mobile advertising market remains a new and evolving market. It is unclear whether we will be able to find ways for advertisements to be effectively displayed on mobile devices or for our website to be effectively used on mobile devices. If our users increasingly use mobile devices as a substitute for access to our online services as opposed to personal computers, and if we are unable to successfully implement monetization strategies for our solutions on mobile devices, or these strategies are not as successful as our offerings for personal computers, or if we incur excessive expenses in this effort, our financial performance and ability to grow revenue would be negatively affected.

Additionally, we are dependent on the interoperability of our website with popular mobile operating systems that we do not control, such as Android and iOS, and any changes in such systems and terms of service that degrade our solutions’ functionality, give preferential treatment to competitive products or prevent our ability to promote advertising could adversely affect engagement and monetization on mobile devices. As new devices and new platforms are continually being released, it is difficult to predict the challenges we may encounter in developing versions of our solutions for use on these alternative devices, and we are likely to devote significant resources to the support and maintenance of such devices.

Our business depends on a strong and trusted brand and any failure to maintain, protect and enhance our brand would adversely affect our business.

We believe that we have developed a strong and trusted brand. Our brand is based on the idea that grandparents and other age 50+ individuals will trust us and find our content and the services and products we endorse or make available on our website valuable to them. We also believe that maintaining and enhancing our brand is critical to increasing website traffic, expanding the membership ranks of the AGA, and attracting advertisers and marketing and commercial sponsors. Despite our efforts to protect our brand and prevent its misuse, if others misuse our brand or pass themselves off as being endorsed or affiliated with us, it could harm our reputation and our business could suffer. If our users determine that they can use other websites or social networks for the same purposes as or as a replacement for our website, or if we do not successfully maintain a strong and trusted brand, our business could be harmed.

Our industry is competitive and competition could reduce our market share and adversely affect our growth and financial performance.

We face significant competition in our business, including from other social networking websites such as Facebook, Twitter and Google and other companies that specifically target the age 50+ market, in particular AARP. We also compete with traditional and online businesses that provide media for marketers to reach their audiences. Our competitors compete with us for visitor traffic, members, marketing and commercial sponsors and advertising dollars. Competition is intense and expected to increase in the future.

Larger and more established companies, whether within or from outside the social networking industry, may focus on our market and could directly compete with us. Smaller companies could also launch new products and services that compete with us and that could quickly gain market acceptance. It is also possible that new competitors may emerge and acquire significant market acceptance as well. A number of these companies may have substantially greater financial and technical resources, more extensive and well developed marketing and sales networks, better access to information, greater brand recognition among consumers, and larger user and member bases. Certain competitors could use strong or dominant positions in our market to gain competitive advantages against us.

If we do not compete effectively, our membership base and level of member engagement may decrease, we may become less attractive to marketing and commercial sponsors, advertisers may reduce or discontinue advertising with us, all of which would materially and adversely affect our revenue, growth and results of operations.

Volatility or declines in the pricing of products and services we endorse or make available to AGA members, or other adverse trends in the industries in which such products and services compete, may adversely affect our results of operations.

In general, the amount of royalties we receive with respect to our endorsement of third-party products and services will be dependent upon the prices charged by these third-parties to their customers. We will generally have no control over these prices. In many cases, such prices may be subject to market fluctuations, may be set by government regulation, may be cyclical in nature or may vary widely based on market conditions. In addition, our third party partners may price their products and services too high for AGA members to purchase. Because of these and other circumstances, which we cannot predict or control, the amount of revenue we generate with respect to third-party products may be volatile or remain depressed for significant periods of time. Because we do not determine the timing or extent of pricing changes or the market acceptance, we may not be able to accurately forecast the revenues we receive, including whether they will significantly decline. As a result, our budgets for future expenditures and plans for growth may have to be adjusted to account for unexpected changes in revenues and any decreases in third-party pricing levels that may adversely affect our net revenues and results of our operations.

Our business may not grow if individuals are not informed about the availability and accessibility of affordable health insurance.

Numerous health insurance plans and products are available to individuals in any given market. Most of these plans and products vary by price, benefits and other policy features. Health insurance terminology and provisions are often confusing and difficult to understand. As a result, researching, selecting and purchasing health insurance can be a complex process. We believe that this complexity has contributed to a perception held by many individuals that individual health insurance is prohibitively expensive and difficult to obtain. If individuals are not informed about the availability and accessibility of affordable health insurance, our business may not grow and our results of operations and financial condition would be harmed.

If individuals or benefit providers opt for more traditional or alternative channels for the purchase and sale of insurance, our business will be harmed.

Our success depends in part upon continued growth in the use of the Internet as a source of research on health insurance products and pricing, as well as the willingness for individuals to use the Internet to request further information or contact directly or indirectly the distributors that sell the products we offer. Individuals and insurance carriers may choose to depend more on traditional sources, such as individual agents, or alternative sources may develop, including as a result of The Patient Protection and Affordable Care Act, The Healthcare and Education Reconciliation Act of 2010, and other new regulations (“Healthcare Reform”). Our future growth, if any, will depend in part upon:

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the growth of the Internet as a commerce medium generally, and as a market for insurance plans and services specifically;

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individuals’ willingness to conduct their own insurance research;

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our ability to make the process of purchasing health insurance online an attractive alternative to traditional and new means of purchasing insurance;

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our ability to successfully and cost-effectively market our services as superior to traditional or alternative sources for health insurance to a sufficiently large number of individuals; and

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insurance carriers’ willingness to use us and the Internet as a distribution channel for health insurance plans and products.

If individuals and/or benefit providers determine that other sources of health insurance and health insurance applications are superior, our business will not grow and our results of operations and financial condition would be harmed.

Our indebtedness and near-term obligations could materially adversely affect our financial health.

As of the date of this Report, we had $9,800,083 in principal amount outstanding under the New Credit Agreement. We also assumed $999,957 in principal amount of indebtedness, including accrued management fees, from GP Holding in connection with an acquisition transaction in February 2012. In addition, our level of indebtedness has, or could have, important consequences to our business, because:

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we may be unable to repay any or all of our indebtedness on a timely basis;

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a substantial portion of our cash flows from operations will have to be dedicated to interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

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it may impair our ability to obtain additional financing in the future;

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it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

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we may be substantially more leveraged than some of our competitors, which may place us at a relative competitive disadvantage and make us more vulnerable to downturns in our business, our industry or the economy in general.

If we do not make required payments with respect to our indebtedness or if we breach other terms of the instruments or related agreements evidencing such indebtedness, the debt holders could elect to declare all amounts outstanding, together with accrued and unpaid interest, to be immediately due and payable. If the debt holders were to require immediate payment, we might not have sufficient assets to satisfy our obligations under our indebtedness. In such event, we could be forced to seek protection under bankruptcy laws, which could have a material adverse effect on our business. Accordingly, a default could have a significant adverse effect on the market value and marketability of our Common Stock and other securities.

We may not be able to manage our growth effectively.

Growth, if it occurs, will likely place a significant strain on our managerial, operational and financial resources. To manage our growth, we must implement and improve our operational and financial systems, and expand, train and manage our employee base. There can be no assurance that our systems, procedures or controls will be adequate to support operations, or that management will be able to achieve the expansion necessary to fully implement our business plans. The failure to do so would have a material adverse effect on our business, operations and financial condition. In addition, our management team has limited experience in the social networking or insurance industries.

We depend on certain key employees to operate our business.

We believe that our continued success will depend to a significant extent upon the efforts and abilities of our senior management team. We cannot guarantee that any of our senior management members will continue to provide services to us for any particular length of time. If we lose the services of one or more of these key executives, our business could be significantly harmed. We do not currently carry key-man life insurance.

We may not be able to recruit, train and retain sufficient qualified personnel to succeed.

Our future success depends upon our ability to hire and retain qualified personnel. We cannot provide assurance that we will be able to attract, train or retain enough qualified personnel to satisfy demand or any expansion of our business and operations. Because of our limited resources, we may experience difficulty in hiring and retaining personnel with the necessary qualifications. The failure to attract and retain the necessary qualified personnel will have a material and adverse effect on our business, operations and financial condition.

Management identified material weaknesses in our internal controls, and failure to remediate them or any future ineffectiveness of internal controls could have a material adverse effect on the Company’s business and the price of its Common Stock.

Management continues to review our internal control systems, processes and procedures for compliance with the requirements of a smaller reporting company under Section 404 of the Sarbanes-Oxley Act. Such a review resulted in identification of material weaknesses in our internal controls and a conclusion that our disclosure controls and procedures and internal control over financial reporting were ineffective as of the end of the period covered by this Report. While we are taking steps to remediate the weaknesses, there is no guarantee that we will be able to remedy the weaknesses in a timely manner or identify additional material weaknesses in our internal controls in the future. The Company and its current management team continue the process of documenting internal control procedures with respect to its business, including establishing formal policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within its organization.

As a public entity, the Company is required to provide a quarterly management certification and an annual management assessment of the effectiveness of its internal controls over financial reporting. If the Company is not able to implement and document the necessary policies, processes and controls to mitigate financial reporting risks, the Company may not be able to comply with paragraph (a) of Item 303 of Regulation S-K, which requires a management report on internal control over financial reporting in annual reports that we file with the SEC on Form 10-K, in a timely manner or with adequate compliance. In addition, because we are a smaller reporting company, our independent auditor will not be required to issue an attestation report pursuant to paragraph (b) of Item 308 of Regulation S-K regarding our internal control over financial reporting in our annual reports that we file with the SEC on Form 10-K.

The material weaknesses and other matters impacting the Company’s internal controls may cause it to be unable to report its financial information on a timely basis and thereby subject it to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange or quotation service listing rules. There could also be a negative reaction in the financial markets due to a loss of investor confidence in the Company and the reliability of its financial statements. Confidence in the reliability of the Company’s financial statements may suffer due to the Company’s reporting of material weaknesses in its internal controls over financial reporting. This could materially adversely affect the Company and lead to a decline in the price of its Common Stock.

Our management has limited experience with public company compliance and our current resources may not be sufficient to fulfill our public company obligations.

As a public company, we are subject to various requirements of the SEC, including record-keeping, financial reporting, and corporate governance rules. Our management team has limited experience in managing a public company and, historically, has not had the resources typically found in a public company. Our internal infrastructure may not be adequate to support our reporting and other compliance obligations and we may be unable to hire, train or retain necessary staff and may be reliant on hiring outside consultants or professionals to overcome our lack of experience or trained and experienced employees. Our business could be adversely affected if our internal infrastructure is inadequate, we are unable to engage outside consultants, or are otherwise unable to fulfill our public company obligations.

The requirements of being a public company require us to incur substantial costs, which may adversely affect our operating results and divert management’s attention.

Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Our predecessor, GP Holding, may have had unknown liabilities that now may be deemed to be liabilities of the Company.

There may have been liabilities of GP Holding that were unknown at the time of the acquisition transaction in February 2012. As a result of the Transaction, any such unknown liabilities may be deemed to be liabilities of the Company. In the event any such liability becomes known, it may lead to claims against us including, but not limited to, lawsuits, administrative proceedings, and other claims. Any such liabilities may subject us to increased expenses for attorneys’ fees, fines and litigation and expenses associated with any subsequent settlements or judgments. There can be no assurance that such unknown liabilities do not exist. To the extent that such liabilities become known, any such liability-related expenses may materially and adversely affect our profitability, operating results and financial condition.

Our business would be harmed if we lose our relationships with our benefit providers, fail to maintain a good relationship with our benefit providers or fail to develop relationships with benefit providers.

Some of our contractual agency relationships with benefit providers are non-exclusive and terminable on short notice by either party for any reason. Some of these benefit providers have the ability to amend the terms of our agreements unilaterally on short notice. Benefit providers may be unwilling to underwrite the insurance plans promoted by us or may amend our agreements with them for a variety of reasons, including for competitive or regulatory reasons. Benefit providers may decide to rely on their own internal distribution channels, including traditional in-house agents, insurance carrier websites or other sales channels, or to market their own plans or products, and, in turn, could limit or prohibit us from marketing their plans or products. The termination or amendment of our relationship with benefit providers with whom we have contracts could reduce the insurance plans or products we promote. Our business could be harmed if we fail to offer members a wide variety of insurance plans and products. Our business depends in part on products and services provided by third parties and our reputation may be harmed by actions taken by such third parties that are outside our control.

Our insurance company providers could reduce the royalties or commissions paid to us or change their plan pricing practices in ways that reduce the royalties or commissions paid to us, which could harm our revenue and results of operations.

Our payment rates are negotiated between us and our benefit providers. Benefit providers may, in the future, alter the contractual relationships we have with them, either by renegotiation or unilateral action. Also, benefit providers may adjust their payments. If these contractual changes result in reduced royalties or commissions paid to us, our revenue may decline.

In addition, insurance carriers may periodically adjust the premiums they charge to individuals for their insurance policies. Such premiums must be approved by state insurance regulators. These premium changes may cause members to cancel their existing policies and purchase a replacement policy from a different insurance carrier. We may receive a reduced payment or no payment at all when a member purchases a replacement policy. Future changes in insurance carrier pricing practices could harm our business, results of operations and financial condition.

We and our business partners may not be able to protect the security and privacy of registered users and AGA membership data which could expose us to liability.

We and our business partners collect and maintain information about registered users and AGA members, some of which may be private and confidential. This private and confidential data consists primarily of the personal and financial information of AGA members and personal data of registered users. We and our business partners will incur significant costs to protect against the threat of security breaches or to alleviate problems caused by any breaches that occur. We and our business partners have implemented security systems and protocols that we feel are appropriate and sufficient to protect private and confidential information and we intend to continue such protocols. However, there can be no assurance that our respective security systems or protocols will be sufficient to protect such private and confidential data or that our respective privacy policies will be deemed sufficient by registered users and AGA members or that it satisfies applicable federal or state laws or regulations governing privacy, which may be in effect from time to time. The failure to adequately protect user and member data or to comply with any federal or state laws or regulations relating to the use of this data could expose us to costly litigation or administrative action.

Our services present the potential for embezzlement, identity theft or other similar illegal behavior by our employees, subcontractors and others.

Among other things, our services may involve handling information from members, including credit card information and bank account information. Our services also involve the use and disclosure of personal information that could be used to impersonate third-parties or otherwise gain access to their data or funds. If any of our employees, subcontractors or others takes, converts or misuses such funds, documents or data, we could be liable for damages, and our business reputation could be damaged. In addition, we could be perceived to have facilitated or participated in illegal misappropriation of funds, documents or data and therefore be subject to civil or criminal liability. Any such illegal activity by our employees, subcontractors or others could have an adverse effect on our business, financial condition and results of operations.

Our business may be adversely affected by malicious applications that interfere with, or exploit security flaws in, our products and services.

Our business may be adversely affected by malicious applications that make changes to our users’ computers and interfere with their experience with our website. These applications may attempt to change our users’ online experience, including hijacking queries to our website, altering or replacing search results or otherwise interfering with our ability to connect with our users. The interference often occurs without disclosure or consent, resulting in a negative experience that users may associate with us. These applications may be difficult or impossible to uninstall or disable, may reinstall themselves and may circumvent other applications’ efforts to block or remove them. The ability to reach users and provide them with a superior experience is critical to our success. If our efforts to combat these malicious applications are unsuccessful, our reputation may be harmed and user traffic could decline, which would damage our business.

System failure or interruption experienced by our data center, internet service providers, online service providers or website operators may result in reduced traffic, reduced revenue and harm to our reputation.

We depend on third-party service providers to provide and maintain efficient and uninterrupted operation of our website. Since we depend on third-party providers for our data center and servers, any dispute with such third-party providers could materially hinder our operations, and switching third-party providers of such services may be a cumbersome process that negatively impacts the operation of our website. Our operations depend in part on the protection of our data systems and those of third-party providers against damage from human error, natural disasters, fire, power loss, water damage, telecommunications failure, computer viruses, terrorist acts, vandalism, sabotage and other adverse events. Although we utilize the services of third-party providers with both physical and procedural security systems and have put in place certain other disaster recovery measures, including offsite storage of backup data, there is no guarantee that our internet access and other data operations will be uninterrupted, error-free or secure. Any sustained or repeated system failure, including network, software or hardware failure, that causes an interruption in the availability of our website or a decrease in responsiveness of our website could result in reduced traffic, reduced revenue and harm to our reputation, brand and relations with our members, advertisers and marketing partners. An increase in the volume of users of our website could strain the capacity of the software and hardware we have deployed, including server and network capacity, which could lead to slower response time or system failures, and adversely affect the market acceptance of our website. In addition, our users will depend on internet service providers, online service providers and other website operators for access to our website. These providers and operators could experience outages, delays and other difficulties due to system failures unrelated to our systems.

We may have difficulty scaling and adapting our existing technology architecture to accommodate increased traffic and technology advances or requirements of our members.

Our reputation and ability to attract, retain, and engage our users are dependent upon the reliable performance of our website. Increases in the levels or types of use of our website could result in delays or interruptions in our service. Widespread adoption of new internet technologies or other technological changes could require substantial expenditures to appropriately modify or adapt our website and infrastructure. The technology architectures utilized for our website may not provide satisfactory support in the future, as usage increases and our website expands, changes and becomes more complex over time. In the future, we may make changes to our architectures and systems, including moving to completely new architectures and systems. Such changes may be technologically challenging to develop and implement, take time to test and deploy, cause us to incur substantial costs or data loss, and cause users, advertisers, and partners to experience delays or interruptions in services. These changes, delays or interruptions in our service may cause our users, advertisers and partners to become dissatisfied with our website and move to competing websites. Further, to the extent that the number of visitors to our website increases, we will need to expand our infrastructure, including the capacity of the servers we utilize and the sophistication of our software. Any difficulties experienced in adapting our architectures and infrastructure to accommodate increased traffic, store user data and track user preferences, together with the associated costs and potential loss of traffic, could harm our operating results, cash flows from operations and financial condition.

Any legal liability, regulatory penalties, or negative publicity regarding the information on our platform or that we otherwise distribute or provide will likely harm our business and results of operations.

We may provide information on our platform regarding the insurance plans and products we endorse, market and sell, including information relating to insurance premiums, coverage, benefits, provider networks, exclusions, limitations, availability, plan and premium comparisons and insurance company ratings. A significant amount of both automated and manual effort is required to maintain the considerable amount of insurance plan information on our platform. If the information we provide on our platform is not accurate or is construed as misleading, or if we do not properly assist individuals and businesses in purchasing insurance, then members, benefit providers and others could attempt to hold us liable for damages, our relationship with our benefit providers could be terminated and regulators could attempt to subject us to penalties, revoke our licenses to transact insurance business in a particular jurisdiction, and/or compromise the status of our licenses to transact insurance business in other jurisdictions, which could result in our loss of our revenue. In addition, these types of claims could be time-consuming and expensive to defend, could divert our management’s attention and other resources, and could cause a loss of confidence in our services. As a result, these claims could harm our business, results of operations and financial condition. In the ordinary course of our business, we may receive inquiries from state regulators relating to various matters. We may in the future become involved in litigation in the ordinary course of our business. If we are found to have violated laws or regulations, we could lose our relationship with insurance carriers and be subject to various fines and penalties, including revocation of our licenses to sell insurance, and our business, results of operations and financial condition would be materially harmed. We would also be harmed to the extent that related publicity damages our reputation as a trusted source of information relating to insurance and its affordability. It could also be costly to defend ourselves regardless of the outcome. As a result, inquiries from regulators or our becoming involved in litigation could adversely affect our business, results of operations and financial condition.

We are subject to U.S. and foreign government regulations on internet services, which could subject us to claims and remedies including monetary liabilities and limitations on our business practices.

We are subject to various U.S. and foreign regulations directly applicable to providers of internet services and products, particularly with respect to the solicitation, collection or processing of personal/consumer information over the internet. The application of existing laws and regulations relating to issues such as user privacy and data protection, defamation, pricing, advertising, taxation, promotions, billing, consumer protection, content regulation, quality of services, and intellectual property ownership and infringement to internet companies is unclear and/or unsettled. Further, the application of existing laws regulating or requiring licenses for certain businesses of our advertisers including, for example, insurance and securities brokerage and legal services, can be unclear. We may incur substantial liabilities for expenses necessary to comply with these laws and regulations or penalties for any failure to comply. Compliance with these laws and regulations may also cause us to change or limit our business practices in a manner adverse to our business.

We are subject to privacy and data protection laws governing the transmission, security and privacy of health information, which may impose restrictions on the manner in which we access personal data and subject us to penalties if we are unable to fully comply with such laws.

Numerous federal, state and international laws and regulations govern the collection, use, disclosure, storage and transmission of individually identifiable health information. These laws and regulations, including their interpretation by governmental agencies, are subject to frequent change. These regulations could have a negative impact on our business, for example:

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The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and its implementing regulations were enacted to ensure that employees can retain and at times transfer their health insurance when they change jobs, and to simplify healthcare administrative processes. The enactment of HIPAA also expanded protection of the privacy and security of personal health information and required the adoption of standards for the exchange of electronic health information. Among the standards that the Department of Health and Human Services has adopted pursuant to HIPAA are standards for electronic transactions and code sets, unique identifiers for providers, employers, health plans and individuals, security, electronic signatures, privacy and enforcement. Failure to comply with HIPAA could result in fines and penalties that could have a material adverse effect on us.

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The Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”) sets forth health information security breach notification requirements and increased penalties for violation of HIPAA. The HITECH Act requires individual notification for all breaches, media notification of breaches of over 500 individuals and at least annual reporting of all breaches to the Department of Health and Human Services. Failure to comply with the HITECH Act could result in fines and penalties that could have a material adverse effect on us.

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Other federal and state laws restricting the use and protecting the privacy and security of individually identifiable information may apply, many of which are not preempted by HIPAA.

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Federal and state consumer protection laws are increasingly being applied by the United States Federal Trade Commission and states’ attorneys general to regulate the collection, use, storage and disclosure of personal or individually identifiable information, through websites or otherwise, and to regulate the presentation of website content.

We are required to comply with federal and state laws governing the transmission, security and privacy of individually identifiable health information that we may obtain or have access to in connection with the provision of our services. Despite the security measures that we have in place to ensure compliance with privacy and data protection laws, our facilities and systems, are vulnerable to security breaches, acts of vandalism or theft, computer viruses, misplaced or lost data, programming and human errors or other similar events. Due to the recent enactment of the HITECH Act, we are not able to predict the extent of the impact such incidents may have on our business. Our failure to comply may result in criminal and civil liability because the potential for enforcement action against business associates is now greater. Enforcement actions against us could be costly and could interrupt regular operations, which may adversely affect our business. While we have not received any notices of violation of the applicable privacy and data protection laws and believe we are in compliance with such laws, there can be no assurance that we will not receive such notices in the future.

Changes in regulations or user concerns regarding privacy and protection of user data could adversely affect our business.

Federal, state and foreign laws and regulations govern the collection, use, retention, sharing and security of data that we receive from our users and AGA members. In addition, we post on our website our own privacy policies and practices concerning the collection, use and disclosure of customer data. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements, or other federal or state privacy related laws and regulations could result in proceedings or actions against us by governmental entities or others, which could potentially have an adverse effect on our business.

Further, failure or perceived failure to comply with our policies or applicable requirements related to the collection, use, sharing or security of personal information or other privacy-related matters could result in a loss of customer confidence in us, damage to our reputation and the loss of users, partners or advertisers, which could adversely affect our business.

Additionally, a large number of legislative proposals are pending before the U.S. Congress and various state legislative bodies concerning data privacy and retention issues that may impact our business. It is not possible to predict whether or when such legislation may be adopted. Certain proposals, if adopted, could impose requirements that may result in a decrease in our user registrations and revenues. In addition, the interpretation and application of user data protection laws are in a state of flux. These laws may be interpreted and applied inconsistently from state to state and inconsistently with our current data protection policies and practices. Complying with these varying requirements could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Regulation of the sale of health insurance is subject to change, and future regulations could harm our business and results of operations.

The laws and regulations governing the offer, sale and purchase of health insurance are subject to change, and future changes may be adverse to our business. For example, once health insurance pricing is set by the insurance carrier and approved by state regulators, it is fixed and not generally subject to negotiation or discounting by insurance companies or agents. Additionally, state regulations generally prohibit insurance carriers, agents and brokers from providing financial incentives, such as rebates, to their members in connection with the sale of health insurance. However, future laws and regulations could negatively adjust the payments and fees we receive, which would harm our business, results of operations and financial condition. Because we use the Internet as our distribution platform, we are subject to additional insurance regulatory risks. In many cases, it is not clear how existing insurance laws and regulations apply to Internet-related health insurance advertisements and transactions. To the extent that new laws or regulations are adopted that conflict with the way we conduct our business, or to the extent that existing laws and regulations are interpreted adversely to us, our business, results of operations and financial condition would be harmed.

Compliance with the strict regulatory environment applicable to the health insurance industry and the specific products we sell is difficult and costly. If we or our benefit providers fail to comply with the numerous applicable laws and regulations, our business and results of operations would be harmed.

The health insurance industry is heavily regulated by the federal government and by each state in the U.S. For instance, the Centers for Medicare & Medicaid Services (“CMS”) and state regulators require parties to maintain a valid license in each state in which such party transacts health insurance business and further require that such party adhere to sales, documentation and administration practices specific to CMS and each state. In addition, each agent who transacts health insurance business on our behalf must maintain a valid license in one or more states. CMS and each state’s insurance department typically have the power, among other things, to:

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grant and revoke licenses to transact insurance business;

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conduct inquiries into the insurance-related activities and conduct of agents and agencies;

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require and regulate disclosure in connection with the sale and solicitation of health insurance;

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authorize how, by which personnel, and under what circumstances insurance premiums can be quoted and published, and an insurance policy sold;

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determine which entities can be paid from carriers;

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regulate the content of insurance-related advertisements, including web pages;

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approve policy forms, require specific benefits and benefit levels, and regulate premium rates;

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impose fines and other penalties; and

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impose continuing education requirements on agents and employees.

Although we believe we and our benefit providers will be in compliance with applicable insurance laws and regulations, due to the complexity, periodic modification and differing interpretations of insurance laws and regulations, we or our benefit providers may not always be in compliance with such laws and regulations. Failure to comply could result in significant liability, additional department of insurance licensing requirements or the revocation of licenses in a particular jurisdiction, which could significantly reduce our revenue, increase our operating expenses, prevent us or our benefit providers from transacting health insurance business and otherwise cause the termination of one or more material contracts or harm our business, results of operations and financial condition. Moreover, an adverse regulatory action in one jurisdiction could result in penalties and adversely affect our or our benefit provider’s license status or reputation in other jurisdictions due to the requirement that adverse regulatory actions in one jurisdiction be reported to other jurisdictions. Even if the allegations in any regulatory or other action against us or our benefit providers are proven false, any surrounding negative publicity could damage our reputation. Because some members may not be comfortable with the concept of purchasing health insurance using the Internet, any negative publicity may affect us more than it would others in the health insurance industry and would harm our business, results of operations and financial condition. In addition, we or our benefit providers may in the future receive inquiries from CMS or state insurance regulators regarding our marketing and business practices. We or our benefit providers may modify our practices in connection with any such inquiry. Any modification of our or our benefit providers’ marketing or business practices in response to future regulatory inquiries could delay our business strategy and otherwise harm our business, results of operations or financial condition. In addition, our royalty and commission payments depend, in part, on the validity of, and the continued good standing under, the licenses and approvals under which our benefit providers operate. The possibility exists that our benefit providers could be excluded or temporarily suspended from carrying on some or all of its insurance activities in, or could otherwise be subjected to penalties by, a particular jurisdiction, which may adversely affect the Company’s ability to generate revenue.

Changes and developments in the health insurance system in the United States, in particular the implementation of Healthcare Reform, could harm our business.

Our business relationship with health insurance providers depends upon the private sector of the U.S. insurance system, its role in financing healthcare delivery, and insurance carriers’ use of, and payments to, agents, brokers and other organizations to market and sell health insurance plans and products. Healthcare Reform contains provisions that have changed and will continue to change the industry in which we operate in substantial ways. Although certain provisions currently are effective, many aspects of Healthcare Reform, such as certain mandates on employers, have not yet taken effect. In addition, state governments have adopted, and will continue to adopt, changes to their existing laws and regulations in light of Healthcare Reform and related regulations. Future changes may not be beneficial to us. Certain key members of Congress continue to express a desire to withhold the funding necessary to implement Healthcare Reform as well as the desire to repeal or amend all or a portion of Healthcare Reform. Any partial or complete repeal or amendment or implementation difficulties, or uncertainty regarding such events, could increase our costs of compliance and adversely affect our results of operations and financial condition. The implementation of Healthcare Reform could have negative effects on us, including:

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increasing our competition;

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reducing or eliminating the need for health insurance agents and brokers and/or demand for the health insurance that we sell and the process for receiving subsidies and cost-sharing credits; or

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causing insurance carriers to change the benefits and/or premiums for the plans and products they sell thereby causing benefit providers to reduce the amount they pay for our services or change their relationships with us in other ways.

Any of these effects could materially harm our business, results of operations and financial condition. Various aspects of Healthcare Reform could cause benefit providers to limit the health insurance plans and products we are able to promote and the geographies in which they are sold. Changes in the law could also cause benefit providers to attempt to move policy holders into new plans and products for which we receive lower or no royalty or commission payments. If a benefit provider decides to limit our ability to offer their plans and products or determines not to sell health insurance plans and products altogether, our business, results of operations and financial condition would be materially harmed.

Because we use the Internet as our distribution platform, we are subject to additional insurance regulatory risks. In many cases, it is not clear how existing insurance laws and regulations apply to Internet-related health insurance advertisements and transactions. To the extent that new laws or regulations are adopted that conflict with the way we conduct our business, or to the extent that existing laws and regulations are interpreted adversely to us, our business, results of operations and financial condition would be harmed.

We may not be able to enforce all rights to our intellectual property or our rights may be subject to claims of infringement by others.

We rely on a combination of trade secret, trademark and copyright laws, as well as employee and third-party non-disclosure agreements and other protective measures, to protect intellectual property rights. There can be no assurance, however, that these measures will provide meaningful protection of our membership lists, trademarks, service marks, copyrights, trade dress, trade secrets, proprietary technology and similar intellectual property in the event of any unauthorized use, misappropriation or disclosure.

We may be unable to prevent third parties from acquiring and using trademarks, trade names or domain names that are similar to, infringe upon or diminish the value of our trademarks, trade names, service marks and other proprietary rights. We may be unable to prevent third parties from using and registering our trademarks or trade names, or trademarks or trade names that are similar to, or diminish the value of, our trademarks or trade names in some countries.

There can also be no assurance that others will not independently develop similar technologies or duplicate any technology that we develop or have developed without violating our intellectual property rights. In addition, there can be no assurance that our intellectual property rights will be held to be valid, will not be successfully challenged or will otherwise be of value.

The protection of our intellectual property may require the expenditure of significant financial and managerial resources. Moreover, the steps we take to protect our intellectual property may not adequately protect our rights or prevent third parties from infringing or misappropriating our proprietary rights.

While we do not believe that our website, technologies and other intellectual property infringe on any intellectual property rights of third parties, there can be no assurance that a court will not find that such infringement has occurred or that such infringement will not occur in the future. The costs of defending an intellectual property claim could be substantial and could materially and adversely affect our operations and financial position, even if we were ultimately successful in defending any such claims. Conversely, in order to enforce or protect our intellectual property rights, we may have to initiate legal proceedings against third parties. These proceedings are typically expensive, take significant time and divert management’s attention from other business concerns. Further, if we do not prevail in an infringement lawsuit brought against us, we might have to pay substantial damages, including treble damages, and we may be required to stop the infringing activity or obtain a license to use the intellectual property of others. The cost associated with any such changes may be substantial and could materially and adversely affect our market position, operations and financial position.

Former officers made allegations of alleged corporate and officer’s wrongdoing and filed a complaint with OSHA and with AAA.

In October 2015, the Company’s Chief Financial Officer and two former officers made allegations of corporate and certain officers’ wrongdoing. The Company believes such allegations are without merit. Nevertheless, the Company’s board of directors appointed a Special Independent Committee consisting of the non-executive directors, which, in turn, retained a prominent national law firm to conduct an independent investigation of the allegations. The independent counsel reported to the Special Independent Committee that the investigation did not reveal any material wrongdoing.

The Chief Financial Officer was terminated on December 11, 2015 and has not yet been replaced. The former Chief Financial Officer filed a complaint with OSHA on December 28, 2015 and with the American Arbitration Association on November 17, 2016 alleging retaliatory employment practices in violation of the whistleblower provisions of the Sarbanes-Oxley Act and breach of employment contract, which the Company contested. On March 20, 2017, the AAA matter was settled, and in connection with that settlement, the Company requested that the OSHA matter be terminated. Although these complaints have been settled, other potential allegations could subject the Company to retribution for retaliation against a whistleblower including, without limitation, back pay and attorneys’ fees. Additional proceedings could also divert management’s focus and result in substantial legal fees which could be detrimental to the Company. Furthermore, any additional allegations made by the former officers could inhibit the Company’s ability to create revenue, obtain new financing, and maintain or secure relationships with business partners.

We may be involved in legal claims which could materially adversely affect us.

Claims, suits, disputes, government or regulatory investigations and other legal proceedings involving the Company may arise in the future. Results of such proceedings are subject to significant uncertainty and, regardless of the merit of the claims, litigation may be expensive, time-consuming, disruptive to our operations and distracting to management. It is possible that a resolution of one or more such proceedings could result in substantial compensatory, punitive or trebled monetary damages, fines, penalties, disgorgement of revenue or profits, remedial corporate measures or injunctive relief against us that could adversely affect our business, intellectual property, consolidated financial position, results of operations or cash flows in a particular period. Although we maintain insurance coverage with respect to certain types of claims and actions, there can be no guarantee that such claims or actions will be covered in full by such policies, or at all. Our insurance coverage is also subject to certain deductibles. These proceedings could also result in criminal sanctions, consent decrees, or orders preventing us from offering certain features, functionalities, products, or services, requiring a change in our business practices, or requiring development of non-infringing products or technologies, which could also adversely affect our business and results of operations.

Risks Related to Investing in our Securities

One stockholder has significant voting power and may take actions that may not be in the best interest of other stockholders.

VB Funding LLC controls in excess of 90% of the total voting power of our Common Stock, on an as converted basis. For so long as it continues to own a substantial percentage of the total voting power of our securities, it may be able to exert significant control over all matters requiring approval by our Board of Directors and stockholders, including the approval of mergers or other business combination transactions. Because its interests may not always coincide with the interests of our other stockholders, it may cause us to take actions which the other stockholders may disagree with or which may not be in the best interests of such other stockholders. VB Funding is also our primary creditor, and as such, may take action in connection with the Chapter 11 case that may not be in the best interest of the Company's other stakeholders.

There are limitations on the liabilities of our directors and executive officers. Under certain circumstances, we are obligated to indemnify our directors and executive officers against liability and expenses incurred by them in their service to us.

Pursuant to our certificate of incorporation and under Delaware law, our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability for breach of a director’s duty of loyalty, acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law, dividend payments or stock repurchases that are unlawful under Delaware law or any transaction in which a director has derived an improper personal benefit. In addition, our bylaws provide that we shall indemnify all persons, including our executive officers and directors, to the full extent permitted by Delaware law.

Provisions of our certificate of incorporation could delay or prevent change of control.

Our certificate of incorporation currently authorizes our Board of Directors to issue up to 5,000,000 shares of “blank check” preferred stock without stockholder approval, in one or more series and to fix the dividend rights, terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges, and restrictions applicable to each new series of preferred stock. The designation of preferred stock in the future could make it difficult for third parties to gain control of our Company, prevent or substantially delay a change in control, discourage bids for our Common Stock at a premium, or otherwise adversely affect the market price of our Common Stock.

We do not anticipate paying dividends on our capital stock.

You should not rely on an investment in our securities to provide dividend income, as we currently do not plan to pay any dividends in the foreseeable future. Instead, we plan to retain earnings, if any, to maintain and expand our operations. Accordingly, investors must rely on sales of our securities after price appreciation, which may never occur, as the only way to realize any return on their investment.

The market price of our Common Stock is volatile.

The publicly traded shares of our Common Stock experience significant price and volume fluctuations. This market volatility could reduce the market price of our Common Stock, regardless of our operating performance. In addition, the trading price of our Common Stock could change significantly over short periods of time in response to actual or anticipated variations in our quarterly operating results, announcements by us, our competitors, factors affecting our market generally and/or changes in national or regional economic conditions, making it more difficult for shares of our Common Stock to be sold at a favorable price or at all. The market price of our Common Stock could also be reduced by general market price declines or market volatility in the future or future declines or volatility in the prices of stocks for companies in the markets in which we compete.

Future sales of our Common Stock in the public market or the issuance of our Common Stock or securities exercisable for or convertible into our Common Stock could adversely affect the trading price of our Common Stock.

Any additional issuances of any of our authorized but unissued shares of our Common Stock or blank check preferred stock will not require the approval of stockholders and will have the effect of further diluting the equity interest of our existing stockholders.

We may issue Common Stock or preferred stock in the future for a number of reasons, including: to attract and retain key personnel; to lenders, investment banks, or investors in order to achieve more favorable terms from these parties and align their interests with our common equity holders; to management and/or employees to reward performance; to finance our operations and growth strategy; to adjust our ratio of debt to equity; to satisfy outstanding obligations; or for other reasons. If we issue securities, our existing stockholders may experience dilution. Future sales of our Common Stock, the perception that such sales could occur or the availability for future sale of shares of our Common Stock or securities convertible into or exercisable for our Common Stock could adversely affect the market prices of our Common Stock prevailing from time to time. The sale of shares issued upon the exercise of our derivative securities could also further dilute the holdings of our then existing stockholders, including holders of debt that receive shares of our Common Stock upon conversion of such debt. In addition, future public sales of shares of our Common Stock could impair our ability to raise capital by offering equity securities. Any such sales or issuances may result in downward pressure on our stock price.

We may issue a substantial number of shares of Common Stock upon the exercise of outstanding warrants and options, and the possible conversion of preferred stock. Such issuances would have a substantial dilutive effect on holders of our equity securities.

As of the date of this Report, we had outstanding warrants, options, convertible debt and convertible preferred stock to purchase or convert to an aggregate of approximately 1.95 billion shares of Common Stock. The issuance of shares of Common Stock underlying any of these securities would have a substantial dilutive effect on holders of our equity securities.

Our Common Stock is quoted on the Pink Sheets.

Our common stock is quoted on the Pink Sheets. As a result, an investor might find it more difficult than if our stock were listed on a national exchange, to dispose of or to obtain accurate quotations as to the market value of our securities. We cannot be certain that an active trading market will be sustained. We also cannot be certain that purchasers of our common stock will be able to resell their common stock at prices equal to or greater than their purchase price. The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of a sufficient number of willing buyers and sellers at any given time. We do not have any control over whether there will be sufficient numbers of buyers and sellers. Accordingly, we cannot be certain that an established and liquid market for our common stock will develop or be maintained. The market price of the common stock could experience significant fluctuations in response to our operating results and other factors. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These fluctuations, and general economic and market conditions, may hurt the market price of our common stock.

Our Common Stock is not currently traded at high volume, and you may be unable to sell at or near ask prices or at all if you need to sell or liquidate a substantial number of shares at one time.

Our Common Stock is currently traded, but with very low, if any, volume, based on quotations on the Pink Sheets of OTC Markets, meaning that the number of persons interested in purchasing our Common Stock at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors including the fact that we are a small company which is still unknown to investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our securities until such time as we became more seasoned and viable. In addition, many institutional investors, which account for significant trading activity, are restricted from investing in stocks that trade below specified prices, have less than specified market capitalizations or have less than specified trading volume. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that trading levels will be sustained.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer, (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases, (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons, (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers, and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

Holders of our Common Stock are subject to restrictions on the use of Rule 144 by former shell companies.

The SEC prohibits the use of Rule 144 under the Securities Act of 1933, as amended, for the resale of securities issued by “shell companies” (other than business transaction related shell companies) or issuers that have been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (iv) at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company. As such, due to the fact that we had been a shell company prior to the Transaction, holders of “restricted securities” within the meaning of Rule 144, when reselling their shares pursuant to Rule 144, shall be subject to the conditions set forth in Rule 144 with respect to former shell companies.

We are subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may make it difficult for our stockholders to sell their shares.

Our Common Stock is considered a “penny stock,” which is generally defined as any equity security that has a minimum bid price of less than $5.00 per share and that is not listed for trading on a national stock exchange. This classification adversely affects the market liquidity for our Common Stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure must also be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commission payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of stockholders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our Common Stock. Our Common Stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our stockholders will, in all likelihood, find it difficult to sell their shares of our Common Stock.

The Series C Preferred Stock has rights, preferences and privileges that are not held by, and are preferential to, the rights of holders of our Common Stock. Such preferential rights could adversely affect our liquidity and financial condition, and may result in the interests of holders of the Series C Preferred Stock differing from those of holders of our Common Stock.

Holders of Series C Preferred Stock have the right to receive a liquidation preference entitling them to be paid out of our assets available for distribution to stockholders, before any payment may be made to holders of any other class or series of capital stock (other than the Series D Preferred Stock), an amount of the stated value per share, plus any Accruing Dividends (as defined in the Certificate of Designation related to the Series C Preferred Stock) accrued but unpaid, whether or not declared, together with any other dividends declared but unpaid.

The Series D Preferred Stock has rights, preferences and privileges that are not held by, and are preferential to, the rights of holders of our Common Stock and holders of our Series C Preferred Stock. Such preferential rights could adversely affect our liquidity and financial condition, and may result in the interests of the holder of the Series D Preferred differing from those of the holders of our Common Stock and holders of our Series C Preferred Stock.

The holder of Series D Preferred Stock has the right to receive a liquidation preference entitling it to be paid out of our assets available for distribution to stockholders, before any payment may be made to holders of any other class or series of capital stock, an amount of the stated value per share, plus any Accruing Dividends (as defined in the Certificate of Designation related to the Series D Preferred Stock) accrued but unpaid, whether or not declared, together with any other dividends declared but unpaid.